Registration Statement No. ___________

     As filed with the Securities and Exchange Commission on March 18, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ----------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               BAY AREA BANCSHARES
             (Exact name of registrant as specified in its charter)

                           California                        94-2779021
             (State or other jurisdiction of            (I.R.S. Employer
              incorporation or organization)            Identification No.)

                             900 Veterans Boulevard
                         Redwood City, California 94063
                    (Address of Principal Executive Offices)

                   Bay Area Bancshares 1993 Stock Option Plan
                            (Full title of the plan)



                                  Anthony Gould
                             Chief Financial Officer
                               Bay Area Bancshares
                             900 Veterans Boulevard
                         Redwood City, California 94063
                     (Name and address of agent for service)
                                 (650) 367-1600
                  (Telephone number, including area code, of agent of service)

                                 with copies to:

                                 Jay D. Pimentel
                                  Joan L. Grant
                            c/o Haines, Brydon & Lea
                                A Law Corporation
                           235 Pine Street, Suite 1300
                         San Francisco, California 94104
                            Telephone: (415) 981-1050


                         Calculation of Registration Fee


                                                       Proposed
                                     Proposed          maximum
Title of Securities  Amount to be    maximum offering  aggregate offering   Amount of
to be registered     registered      price per unit    price                registr. fee

Stock options and    518,569(1)      $29.75(2)           $15,427,427.75      $4,551.09
Common Stock to be
issued on exercise
of stock options


(1)  The number of shares being registered consists of the number of shares for which options may be granted under the Plan, less the number of shares already registered under Registration
Statement File No. 33-78242.
(2)  Under the Plan, the exercise price of an incentive option must not be less than the fair market value of the Registrant's common stock at the time the option is granted, and the exercise price of a non-incentive option must not be less that 85% of such fair market value.  The proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the bid price of $29.75 per share quoted by a market maker for the shares as of March 12, 1998.

This registration statement is filed for the purpose of registering options and shares underlying those options to be granted by the Registrant under its 1993 Stock Option Plan, as amended by Amendment No. 1 to that plan. Amendment No. 1 increased the number of shares for which options may be granted to 750,000, "provided, however, that at no time shall the total number of shares issuable upon exercise of all outstanding options, plus the total number of shares provided for under any compensation plan of the Corporation pursuant to which shares of stock may be issued to participants, exceed 30% of the then outstanding shares of the Corporation." See, Amendment No. 1 to the Plan at
section 1 (amending section 2 of the Plan).

Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, SEC File No. 33-78242, filed on April 28, 1994, as amended by Amendment No. 1 to that Registration Statement, filed on March 18, 1998, are hereby incorporated by reference into this Registration Statement.

Item 8.  Exhibits.

         4.1    Bay Area Bancshares 1993 Stock Option Plan *

         4.2    Amendment No. 1 to the Bay Area Banschares 1993 Stock Option
Plan **

         4.3 Form of Incentive Stock Option Agreement (employees who are not directors) **

         4.4 Form of Incentive Stock Option Agreement (employees who are directors) **

         4.5 Form of Stock Option Agreement (nonemployee-directors or consultants) **

         5.     Opinion of Haines, Brydon & Lea, a Law Corporation +

         23.1 Consent of Haines, Brydon & Lea, a Law Corporation (contained in Exhibit 5)

         23.2   Consent of Coopers & Lybrand +

         24.    Power of Attorney (contained in the signature page hereof)

         99. Sections 204 and 317 of the California General Corporation Law, with respect to indemnification**

* Incorporated by reference to the exhibit having the same number in the Registrant's Registration Statement on Form S-8, SEC File No. 33-78242, filed on April 28, 1994.
** Incorporated by reference to the exhibit having the same number in Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8, SEC File No. 33-78242, which was filed on March 18, 1998. + Filed herewith.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 9, 1998.

BAY AREA BANCSHARES

by /s/Robert R. Haight
     Robert R. Haight
     Chairman of the Board, President
     and Chief Executive Officer


Each person whose signature appears below hereby authorizes Robert R. Haight and Anthony J. Gould and each and any of them, as attorneys-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                                  Date


/s/Gary S. Goss          Director and Secretary                  March 10, 1998
Gary S. Goss


/s/Robert S. Haight      Chairman of the Board of Directors      March 9, 1998
Robert R. Haight         President and Chief Executive Officer


/s/Stanley A. Kangas     Director                                March 9, 1998
Stanley A. Kangas


/s/David J. Macdonald    Director                                March 9, 1998
David J. Macdonald


/s/Thorwald A. Madsen    Director                                March 9, 1998
Thorwald A. Madsen


/s/Dennis W. Royer       Director                                March 3, 1998
Dennis W. Royer

/s/Anthony J. Gould
Anthony J. Gould         Chief Financial (Accounting) Officer   March 10, 1998


Exhibit Index

5.    Opinion of Haines, Brydon & Lea, a Law Corporation
23.2  Consent of Coopers & Lybrand